DUNE, MORRIS & HECKSCHER LLP
                                   LETTERHEAD



                                 August 13, 1997



The Board of Directors of
   Regent Bancshares Corp.
1430 Walnut Street
Philadelphia, PA  19102

Gentlemen:

      We have acted as counsel to Regent Bancshares Corp. ("Regent") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the "Registration Statement") relating to the issuance by Regent of an aggregate of 2,151,385 shares (the "Shares") of Common Stock, $.10 par value (the "Common Stock") of Regent upon the conversion of 564,726 outstanding shares of Series Convertible Preferred Stock of Regent in accordance with the terms thereof and the resale of 1,586,659 shares of Common Stock to be issued in exchange for 1,120,000 outstanding shares of common stock of Regent National Bank not owned by Regent.

      As counsel to Regent, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined Regent's Certificate of Incorporation and By-laws as amended to date, the Articles of Association and By-laws of Regent National Bank as amended to date, Regent's minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares, minutes and other proceedings of Regent National Bank and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion. Based upon the foregoing, it is our opinion that the Shares, when issued in exchange for shares of common stock, $1.00 par value, of Regent National Bank or upon conversion of shares of Series Convertible Preferred Stock, $.10 par value, of Regent, will be duly authorized, legally and validly issued and outstanding and fully paid and nonassessable.

Board of Directors
Regent Bancshares Corp.
Page 2
August 13, 1997



      We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Prospectus under the caption "Interest of Named Experts and Counsel."


                                       Sincerely,

                                       /s/ Frederick W. Dreher
                                       ----------------------------------------
                                       Frederick W. Dreher
                                       for DUANE, MORRIS & HECKSCHER LLP

FWD:PFS:am
cc:  Joel E. Hyman